COMPANY DATA:
	COMPANY CONFORMED NAME:				BT QUANTITATIVE EQUITY FUND
	CIK:							797657
	SIC:							UNKNOWN SIC - 0000 (0000)
	FISCAL YEAR END					1231

FILING VALUES:
	FORM TYPE:						DEFA14A



SCHEDLUE 14A INFORMATION
PROXY STATEMENT PURSUANT OF SECTION 14 (a) OF THE SECURITIES
EXCHANGE ACT OF 1934

IMPORTANT NEWS ABOUT THE BT INVESTMENT FUND PROXY VOTED ON AT THE ANNUAL MEETING
OF SHAREHOLDERS ON OCTOBER 8, 1999.

To ratify the conversion of the Fund's structure from a stand-alone fund structure to a master-feeder fund structure:

	Votes for:						59362
	Votes against:	  					  8411
	Votes abstain:	  	  				  1723
	Votes Broker Non-vote					  6536
